SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 26, 2004

VARIFLEX, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-24338 (Commission File Number)	95-3164466 (IRS Employer Identification No.)

5152 North Commerce Avenue

Moorpark, California 93021

(Address of principal executive offices)

(805) 523-0322

(Registrant’s telephone number, including area code)

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant

On October 26, 2004, pursuant to the Agreement and Plan of Merger, dated as of August 26, 2004, by and among Variflex, Inc. (the “Company”), Bravo Sports and BSV Inc., a wholly-owned subsidiary of Bravo Sports (the “Merger Agreement”), BSV was merged with and into the Company (the “Merger”). The Merger Agreement was previously filed as Exhibit 2.1 to the Current Report on Form 8-K of the Company, filed August 27, 2004, and is incorporated herein by reference.

In the Merger, each share of common stock of the Company outstanding immediately prior to the effective time of the Merger was automatically cancelled and converted into the right to receive $7.60 in cash, without interest, pursuant to the Merger Agreement. As a result of the Merger, Bravo Sports owns 100% of the voting stock of the Company. In connection with the Merger, the Company has filed a certification and notice of termination of registration on Form 15 relating to the Company’s common stock. In addition, the Company’s common stock will cease trading on the NASDAQ SmallCap Market.

Item 9.01 Financial Statements and Exhibits

99.1    Press release dated October 26, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARIFLEX, INC.

Date: October 26, 2004

	By:	/s/ Petar Katurich
	Name:	Petar Katurich
	Title:	Chief Financial Officer